Exhibit 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1998 included (or incorporated by reference) in Control Devices, Inc. Form 10-K for the year ended December 31, 1997 and to all references to our Firm include din this registration statement.


                                   /s/ Arthur Andersen

Stamford, Connecticut
July 6, 1998